Exhibit 99.1

Sonic Automotive Provides Updated Outlook, EchoPark Expanding Nationwide Distribution Network

CHARLOTTE, N.C. – September 15, 2020 - Sonic Automotive, Inc. ("Sonic" or the "Company") (NYSE:SAH), one of the nation's largest automotive retailers, today provided an updated outlook on anticipated vehicle sales volume and parts and service gross profit for the remainder of 2020, in addition to expected earnings per diluted share for the third quarter of 2020. This updated guidance is based on Sonic's actual, but unaudited, results for the full months of July and August, and September month to date, as well as the Company's current expectations for the remainder of September and future periods, assuming a continued path towards reopening the economy and the absence of a second wave of the COVID-19 pandemic in the United States. The information included in the presentation prepared by Sonic that updates such outlook and accompanies this press release is an update to the anticipated outlook information previously provided by Sonic on July 30, 2020, which can be found at ir.sonicautomotive.com.

	% Change Better (Worse) From Comparable Prior Year Period		
	July	**August**	**September Month To Date**
Franchised Dealerships Same Store:			
New Vehicle Unit Sales Volume	(17%)	(21%)	(9%)
Used Vehicle Unit Sales Volume	(5%)	(9%)	6%
Parts and Service Gross Profit	(4%)	(10%)	2%
EchoPark Same Store:			
Used Vehicle Unit Sales Volume	3%	(10%)	13%
EchoPark All Stores:			
Used Vehicle Unit Sales Volume	19%	4%	36%
Consolidated Sonic:			
Total Gross Profit	1%	(7%)	Not Available
SG&A Expenses	10%	17%	Not Available
Pre-tax Income	135%	69%	Not Available

Based on the actual performance described above and current expected market conditions for the remainder of the third quarter of 2020, Sonic currently expects to report earnings per diluted share from continuing operations in the range of $1.08 - $1.15 for the third quarter of 2020, representing an increase of 64% - 74% compared to the third quarter of 2019.

David Smith, Sonic's and EchoPark's Chief Executive Officer, commented, "We are very pleased with our operating performance in the third quarter to date, continuing our recovery from the challenges our industry faced earlier this year. Consumer demand for new and used vehicles and parts and service repair work has continued to improve steadily in recent weeks, particularly when factoring in the timing of this year's Labor Day weekend sales compared to the prior year. Additionally, our commitment to increasing operating efficiency at both our franchised and EchoPark stores continues to drive enhanced profitability. With the recent opening of our newest EchoPark point in Houston, we continue to execute on our strategy of building an omni-channel nationwide distribution network consisting of our EchoPark retail hubs, delivery and buy centers and online at EchoPark.com to offer our guests a first class car buying experience."

Jeff Dyke, Sonic's and EchoPark's President, commented, "Our first EchoPark delivery and buy center in Greenville, South Carolina opened in late July, exceeding early revenue and profit expectations for our e-commerce model. We are excited to leverage the efficiency of the EchoPark model and bring our low pricing and best-in-class guest experience to new markets across the country as we open additional EchoPark points in Arizona, Georgia, South Carolina, Tennessee and Texas in the next few months."

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, North Carolina, is one of the nation's largest automotive retailers. Sonic can be reached on the web at www.sonicautomotive.com.

About EchoPark Automotive

EchoPark Automotive is a growing operating segment within the Company that specializes in pre-owned vehicle sales and provides a unique guest experience unlike traditional used car stores. More information about EchoPark Automotive can be found at www.echopark.com.

Forward-Looking Statements Included herein are forward-looking statements, including statements regarding anticipated new and used vehicle sales volume, anticipated parts and service gross profit, anticipated new vehicle inventory shortages, anticipated new vehicle gross profit per unit, anticipated EchoPark revenue and profit projections, the opening of additional EchoPark points, and anticipated earnings per diluted share from continuing operations for the third quarter of 2020. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risks and uncertainties that could cause actual results or trends to differ materially from management’s views, including, without limitation, economic conditions in the markets in which we operate, new and used vehicle industry sales volume, anticipated future growth in our EchoPark Segment, the success of our operational strategies, the rate and timing of overall economic expansion or contraction, the effect of the COVID-19 pandemic and related government-imposed restrictions on operations, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and other reports and information filed with the Securities and Exchange Commission (the “SEC”). The Company does not undertake any obligation to update forward-looking information, except as required under federal securities laws and the rules and regulations of the SEC. Company Contacts Investor Inquiries: Heath Byrd, Executive Vice President and Chief Financial Officer (704) 566-2400 Danny Wieland, Investor Relations (704) 927-3462 ir@sonicautomotive.com Press Inquiries: Danielle DeVoren / Anthony Feldman 212-896-1272 / 347-487-6194 ddevoren@kcsa.com/afeldman@kcsa.com

Sonic Automotive – Update On COVID-19 Impact On 2020 Outlook Updated September 15, 2020

Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events, are not historical facts and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. These statements can generally be identified by lead-in words such as “may,” “will,” “should,” “could,” “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “foresee” and other similar words or phrases. Statements that describe our Company’s objectives, plans or goals are also forward-looking statements. Examples of such forward-looking information we may be discussing in this presentation include, without limitation, the effects of COVID-19 on operations, anticipated future new vehicle unit sales volume, anticipated future used vehicle unit sales volume, anticipated future parts, service and collision repair (“Fixed Operations”) gross profit, anticipated expense reductions, long-term annual revenue targets, anticipated future growth and profitability in our EchoPark Segment, anticipated openings of new EchoPark stores, anticipated future performance and growth of our Franchised Dealerships Segment, anticipated liquidity positions, anticipated industry new vehicle sales volume, the implementation of growth and operating strategies, including acquisitions of dealerships and properties, the return of capital to stockholders, anticipated future success and impacts from the implementation of our strategic initiatives, and earnings per share expectations. You are cautioned that these forward-looking statements are not guarantees of future performance, involve risks and uncertainties and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties include, without limitation, economic conditions in the markets in which we operate, new and used vehicle industry sales volume, the success of our operational strategies, the rate and timing of overall economic expansion or contraction, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and other reports and information filed with the Securities and Exchange Commission (the “SEC”). These forward-looking statements, risks, uncertainties and additional factors speak only as of the date of this presentation. We undertake no obligation to update any such statements, except as required under federal securities laws and the rules and regulations of the SEC. 2

UPDATE ON COVID-19 IMPACT 2020 OUTLOOK 3

Outlook – Franchised New Vehicles Franchised Dealerships New Vehicle Unit Sales Volume 14,000 12,000 10,000 8,000 6,000 New Vehicle Demand Stable, Ongoing Inventory Constraints In Specific Makes/Models Limiting Sales Volume, 4,000 But Expected To Benefit Gross Profit Per Unit Through Q3 2020 2,000 - Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Original Forecast July 30th Forecast Current Forecast Due To Uncertainty Related To The COVID-19 Pandemic And The Resulting Economic Impact, Actual Results May Differ Materially From Management’s Forecast 4

Outlook – Franchised Used Vehicles Franchised Dealerships Retail Used Vehicle Unit Sales Volume 14,000 12,000 10,000 8,000 Rare Disconnect Between Wholesale And Retail Market Pricing In August Drove 6,000 Temporary Slowdown In Inventory Turns And Retail Volume 4,000 2,000 - Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Original Forecast July 30th Forecast Current Forecast Due To Uncertainty Related To The COVID-19 Pandemic And The Resulting Economic Impact, Actual Results May Differ Materially From Management’s Forecast 5

Outlook – EchoPark Used Vehicles EchoPark Retail Used Vehicle Unit Sales Volume 8,000 Current Forecast Reflects Adjustments To Timing Of 7,000 Opening New Locations – Remain On Track For 13 Retail Hubs, 3 Delivery And Buy Centers By Year End 6,000 5,000 Rare Disconnect Between Wholesale And 4,000 Retail Market Pricing In August Drove Temporary Slowdown In Inventory Turns And Retail Volume 3,000 2,000 1,000 - Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Original Forecast July 30th Forecast Current Forecast Due To Uncertainty Related To The COVID-19 Pandemic And The Resulting Economic Impact, Actual Results May Differ Materially From Management’s Forecast 6

Outlook – Franchised Fixed Operations Franchised Dealerships Fixed Operations Gross Profit $ $70,000 $60,000 $50,000 Steady Recovery $40,000 Continues, Expect Return To Pre-COVID-19 Levels In Early 2021 (In Thousands) $30,000 $20,000 $10,000 $- Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Original Forecast July 30th Forecast Current Forecast Due To Uncertainty Related To The COVID-19 Pandemic And The Resulting Economic Impact, Actual Results May Differ Materially From Management’s Forecast 7

Investor Relations Contact: Sonic Automotive Inc. (NYSE: SAH) KCSA Strategic Communications Danny Wieland, Director of Financial Reporting David Hanover / Scott Eckstein ir@sonicautomotive.com sonic@kcsa.com (704) 927-3462 (212) 896-1220